SERVICES AGREEMENT

         THIS SERVICES AGREEMENT (the "Agreement") is made and entered into effective as of the 1st day of April, 2000 by and between JVWeb, Inc., a Delaware corporation ("Provider"), and iHomeline.com, Inc., a Delaware corporation ("Recipient").

                                                      RECITALS:

         WHEREAS, Provider is able and willing to provide technical services and assistance and business management services (the "Services"); and

         WHEREAS, Provider has provided Services to Recipient beginning with the month of May 1999 through the end of February 2000, and Provider and Recipient desire to set forth Provider's remuneration for having provided such Services; and

         WHEREAS, Recipient desires to engage Provider to continue as a provider of the Services to Recipient upon the terms, provisions and conditions set forth hereinafter, and Provider is willing to continue to serve as a provider of the Services to Recipient upon the terms, provisions and conditions set forth hereinafter;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                                     AGREEMENTS:

         1. Remuneration for Past Services. In satisfaction of Recipient's agreement to compensate Provider for the performance of all Services (including, but not limited to, those described in Section 2(b) below and all accrued costs and other expenses of the nature described in Section 3(b) below) for the period of time beginning with the month of May 1999 and ending on the last day of February 2000 and in consideration of Provider's satisfactory performance of such Services during such period of time, Recipient agrees to pay to Provider the amount of $50,000, which is referred to hereinafter as the "Accrued Fee." Recipient agrees that (a) the Accrued Fee shall be paid in monthly payments, due by the 15th day of each month (commencing April 15, 2000) until the Accrued Fee has been paid in full, equal to twenty-five percent (25%) of Recipient's revenues for the previous month, and (b) the unpaid portion of the Accrued Fee shall be due and payable in full immediately upon Recipient's receipt of a cash infusion equalling or exceeding $1,000,000 from an investor or a lender.

         2.       Engagement.

         (a) Subject to the terms, provisions and conditions hereinafter stated, Recipient hereby engages Provider as a provider of the Services to Recipient, and Provider hereby accepts such engagement. Recipient hereby agrees that the engagement of Provider pursuant to this Agreement is non-exclusive and that Provider may provide the Services to other persons during and after the term of this Agreement. Recipient represents and warrants that it has the power and authority to enter into this Agreement and to perform its commitments hereunder.

         (b) The Services that Provider shall be obligated to provide pursuant to this Agreement are as follows:

                  (i) Business Management Support, including day-to-day oversight of operations and problem solving around issues of growth.

                  (ii) Overall Management Support, including attention to identifying the gaps in management that needed to be filled from both an operational as well as a strategic standpoint.

                  (iii) Marketing, including the assignment of JVWeb staff to fill gaps in the execution of previously determined marketing strategies.

                  (iv) Operations/Technical, including the review of Recipient's entire operations and technology issues, assistance in the re-engineering of Recipient's World Wide Web site (the "Site") as requested by Recipient, redesigning the features and functions of the Site as requested by Recipient, redesigning the user interface of the Site as requested by Recipient, re-story boarding of the Site as requested by Recipient, implementing third party applications into the Site as requested by Recipient, and from time to time formatting content received by Provider from Recipient into the Site as requested by Recipient and maintaining such content.

                  (v)      Hosting of the Site.

                  (vi) Assistance in Financial Management, including cash billing services.

                  (vii) Exploration and Development of Internet Strategy for Recipient.

                  (viii) Provision of such other Services as Recipient shall request and Provider shall be capable of providing.

         3.   Payment for Services.
              --------------------

         (a) In consideration of Provider's provision of the Services to Recipient after March 1, 2000, Recipient agrees to pay to Provider an hourly fee of $70 for each hour actually expended by any of Provider's personnel set forth on Exhibit A, up to a cap of $10,000 per month. Such rates and cap shall not be changed without the prior express written consent of both of Provider and Recipient. All fees that become due to Provider pursuant to this Section 3(a) shall be due and payable to Provider within 30 days after Provider sends an invoice relating thereto, detailing hours charged. Nothing provided herein shall obligate Provider to render Services in any month beyond the amount of Services that can be rendered within the limits of the $10,000 cap provided for above.

         (b) Recipient agrees to reimburse or advance (as the case may be) to Provider for (i) all direct and out-of-pocket labor costs and other expenses of Provider incurred or to be incurred in connection with the provision of the Services plus (ii) an additional amount equal to 15% of the amount of such costs and other expenses. However, all costs and other expenses as herein described must be expressly approved by Recipient in writing in advance. All reimbursements that become due to Provider pursuant to this Section 3(b) shall be due and payable to Provider within 30 days after Provider sends an invoice relating thereto.

         (c) Notwithstanding any term, provision, or agreement herein, Recipient's duty, liability and obligation to pay any sums or amounts due under this Agreement shall be limited to the funds Recipient actually receives either from the Sales Representative Agreement (Integrated Sponsorships) of even date herewith between Provider and Recipient or from a cash infusion equalling or exceeding $1,000,000 from an investor or a lender.

                  4.       Term.
                           ----

         (a) The initial term of this Agreement shall begin on the date hereof and shall continue for six months thereafter, unless this Agreement is terminated earlier in accordance with the provisions of Section 4(b), (c) or (d) below. If this Agreement is not terminated in accordance with the provisions of
Section 4(b), (c) or (d) below, it shall renew itself for an unlimited number of successive six-month renewal terms unless (i) either Provider or Recipient gives, at least thirty (30) days prior to the end of the initial term or the end of any renewal term, notice to the other of the notifying party's desire that this Agreement terminate at the end of the initial term or the end of the renewal term (as the case may be), or (ii) this Agreement is terminated earlier in accordance with the provisions of Section 4(b), (c) or (d) below.

         (b) Upon  the  occurrence  of any of the  events  listed  below in this
Section 4(b), this Agreement may be terminated, by the party not involved in the event, upon the uninvolved party's giving 30 days written notice to the involved party;

                  (i) If either party shall have been adjudged bankrupt or insolvent under the United States Bankruptcy
                           Code;

                  (ii) If either party shall have filed a petition of bankruptcy or reorganization;

                  (iii) If either party has an involuntary proceeding filed against it under the United States Bankruptcy Code, unless such proceeding is dismissed or stayed within 60 days thereafter; or

                  (iv) If trustee, receiver or liquidator is appointed for either party.

         (c) If (i) either party has materially breached a representation, warranty, or agreement made by such party in this Agreement, and (ii) the non-breaching party has given written notice to the breaching party setting forth in specific detail the breach, and (iii) the breaching party fails to make reasonable efforts to cure the breach within 30 days after the non-breaching party's notice is given, then this Agreement may be terminated by the non-breaching party immediately upon the giving of written notice to the breaching party, at any time after the running of the 30-day period mentioned in
(iii) immediately preceding.

         (d) If that certain Sales Representative Agreement (Integrated Sponsorships) of even date herewith between Provider and Recipient is terminated for any reason, then either Provider or Recipient may terminate this Agreement upon its giving five days written notice to the other party.

         (e) The provisions of Sections 1 and 3 (to the extent that all amounts due hereunder for Services provided pursuant hereto have not yet been paid or paid for in full), 5, 6 and 7 shall survive termination of this Agreement. All other rights and obligations of Provider and Recipient shall cease upon termination of this Agreement, and Recipient shall not be liable or responsible for any additional cost, damages, payments or fees whatsoever incurred after the date of termination.

         5. Indemnification. Recipient shall indemnify and hold harmless Provider from and against any liability, damage or injury suffered or sustained by it by reason of any acts, omissions or alleged acts or omissions arising out of Provider's activities on behalf of Recipient, including, but not limited to, any judgment, award, settlement, reasonable attorneys' and accountants' fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim except to the extent that the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim are based constitute gross negligence or willful misconduct by Provider.

         Provider shall indemnify and hold harmless Recipient from and against any liability, damage or injury suffered or sustained by it by reason of any acts, omissions or alleged acts of omissions arising out of Provider's activities on behalf of Recipient, including, but not limited to, any judgment, award, settlement, reasonable attorneys' and accountants' fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim so long as the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim are based constitute gross negligence or willful misconduct or breach of this Agreement by or on the part of Provider.

         6.       Noncompetition Agreement.
                  ------------------------

                  (a) Agreement. In consideration of $10.00 and other good and valuable consideration, for a period of one year after the expiration of this Agreement or the termination of this Agreement by Recipient with cause or Provider voluntarily, Provider shall not, directly or indirectly, acting alone or as a member of a partnership, or as an officer, director, shareholder, employee, consultant, or representative of any corporation or in any other capacity with any other business entity: (i) engage in the production of any radio, webcast, television, video or other media show featuring subject matter pertaining to house, garden and lawn issues (such activity is referred to hereinafter as the "Restricted Activity") anywhere in the entire world (such area is referred to hereinafter as the "Restricted Area"), Provider hereby acknowledging that Recipient's proposed media broadcasts are expected to be world-wide and any engagement by Provider in the Restricted Activity could harm the value of the Services provided by Provider pursuant to this Agreement; (ii) solicit, deal, negotiate, enter into an arrangement or contract, or attempt to do any of the foregoing, in any manner with respect to the Restricted Activity in the Restricted Area with respect to any person that was a client of Recipient at any time during the two-year period prior to the date of expiration or termination, or attempt to cause any such person to not continue the business relationship that it has with Recipient; or (iii) induce or attempt to influence, directly or indirectly, any person employed by or under contract with Recipient at the date of expiration or termination, to terminate his or her engagement or contractual relationship with Recipient.

                  (b) Permitted Exception. Notwithstanding the foregoing provisions of this section, Provider shall be permitted to (i) own up to five percent of the publicly-traded securities, registered under Section 12 or 15(d) of the Securities Exchange Act of 1934, of any competitor of Recipient, and (ii) continue to own an interest in and fully participate in the business of Recipient and any other wholly-owned or partially-owned subsidiary of Provider in which Provider owned an interest or in whose business Provider participated, in both cases at the time of the expiration or termination of this Agreement, provided, however, that such ownership and participation was not in violation of this Agreement.

                  (c) Reasonableness. Provider hereby specifically acknowledges and agrees that the temporal and other restrictions contained in this section are reasonable and necessary to protect the business of Recipient, and that the enforcement of the provisions of this section will not work an undue hardship on Provider.

                  (d) Reformation. Provider further agrees that in the event either the length of time or any other restriction, or portion thereof, set forth in Section 6(a) above is held to be overly restrictive and unenforceable in any court proceeding, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances and the parties agree that the restrictions of Section 6(a) will remain in full force and effect as reduced or modified.

                  (e) Injunctive Relief. Provider further agrees and acknowledges that Recipient does not have an adequate remedy at law for the breach or threatened breach by Provider of the covenants contained in this Section and Provider therefore specifically agrees that Recipient, in addition to other remedies which may be available to it hereunder, may file a suit in equity to enjoin Provider from such breach or threatened breach.

                  (f) Severability. Provider further agrees, in the event that any provision of Section 6(a) is held to be invalid or against public policy, the remaining provisions of Section 6(a) and the remainder of this Agreement shall not be affected thereby.

         7.       Miscellaneous.
                  -------------

         (a) THIS AGREEMENT HAS BEEN ENTERED INTO IN THE STATE OF TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. The parties hereto stipulate and agree that the courts of the State of Texas shall have in personam jurisdiction for any claim, lawsuit or proceeding regarding this Agreement, and that mandatory venue for any such claim, lawsuit or proceeding shall be in any state or federal court having competent jurisdiction located in Harris County, Texas. The prevailing party in any proceeding brought pursuant to or with respect to this Agreement shall be entitled to recover from the losing party all reasonable attorneys' fees and costs incurred by the prevailing party in connection with the proceeding.

         (b) Any notices, requests, demands, or other communications herein required or permitted to be given shall be in writing and may be personally served, sent by United States mail, or sent by an overnight courier who keeps proper records regarding its deliveries. Notice shall be deemed to have been given if personally served, when served, or if mailed, on the third business day after deposit in the United States mail with postage pre-paid by certified or registered mail and properly addressed, or if sent by overnight courier as aforesaid with charges being billed to the sender, when received by the party being notified. As used in this Agreement, the term "business day" means days other than Saturdays, Sundays, and holidays recognized by Federal banks. For purposes of this Agreement, the physical addresses of the parties hereto shall be the physical addresses as set forth on the signature pages of this Agreement. Any party to be notified hereunder may change its physical address by notifying each other party hereto in writing as to the new physical address for sending notices.

         (c) The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

         (d) If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

         (e) This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to the subject matter hereof.

         (f) This Agreement shall be binding upon and shall inure to the benefit of each party hereto and its successors and assigns, but neither this Agreement nor any rights hereunder may be assigned by any party hereto without the consent in writing of the other party. Notwithstanding the preceding, in connection with the provision of the Services, Provider may utilize the services of subcontractors agreed to by Recipient.

         (g) No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver of the right to pursue other available remedies.

         (h) Provider and Recipient are independent contracting parties, and nothing in this Agreement shall make either party the agent or legal representative of the other for any purpose whatsoever, nor does it grant either party any authority to assume or to create any obligations on behalf of or in the name of the other.

         (i) Neither party hereto shall be liable for any delay or failure in the performance of any obligation under this Agreement or for any losses or damages (including special, incidental, consequential, indirect or punitive damages) to the extent that such non-performance or delay, losses or damages result from any contingency which is beyond the control of such party, provided such contingency is not caused by the fault or negligence of such party. A contingency for the purposes of this Agreement shall include, but not be limited to, acts of God, fire, explosions, storms, wars, hostilities, blockades, public disorders, quarantine restrictions, embargoes, strikes or other labor disturbances, breaches of contractual or other obligations of third parties, and compliance with any law, order or control of, or insistence by any governmental or military authority whether central or local. The party claiming to be affected by any such contingency shall give reasonable and prompt notice to the other party, giving full particulars thereof and all such contingencies shall, as far as is reasonably possible, be remedied with all reasonable efforts and dispatch.

         IN WITNESS WHEREOF, the undersigned have set their hands hereunto as of the first date written above.

"PROVIDER"                                                    "RECIPIENT"

JVWEB, INC.                                                  IHOMELINE.COM, INC.



By:  /s/ Greg J. Micek                               By:   /s/ Jim Neidner
   -----------------------------                        ------------------------
Greg    J.    Micek,
President                                   Jim Neidner, President

Date:  4/1/2000                                      Date:  4/1/2000

Address: 5444 Westheimer, Suite 2080        Address: #15 Villas Way
                  Houston, Texas 77056               Montgomery, Tx 77456

         EXHIBIT A

                                                Provider's Personnel